Alternative Loan Trust 2007-HY6
Issuing Entity
Final Term Sheet
$869,708,100
(Approximate)
CWALT, Inc.
Depositor
Countrywide Home Loans, Inc.
Sponsor and Seller
Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.
The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.
This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JUNE 29, 2007
Mortgage Pass-Through Certificates, Series 2007-HY6
Distributions payable monthly, beginning July 25, 2007

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class			Initial Class
	Certificate			Certificate
	Balance (1)	Pass-Through Rate (2)		Balance (1)	Pass-Through Rate (2)
Class A-1	$597,713,000	Floating	Class M-2	$7,418,000	Floating
Class A-2	$61,155,000	Floating	Class M-3	$5,673,000	Floating
Class A-3	$51,489,000	Floating	Class M-4	$4,364,000	Floating
Class A-4	$22,500,000	Floating	Class M-5	$4,364,000	Floating
Class A-5	$81,429,000	Floating	Class M-6	$5,673,000	Floating
Class A-R	$100	N/A	Class M-7	$5,237,000	Floating
Class M-1	$16,146,000	Floating	Class M-8	$6,547,000	Floating

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)	The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings, are listed in the tables under “Summary — Description of the Certificates” beginning on page 6 of this free writing prospectus.
This free writing prospectus relates only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity. The certificates represent interests in a pool consisting of 30- and 40-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties. Credit enhancement for the offered certificates consists of:
•	Overcollateralization,

•	Excess Cashflow, and

•	Subordination.
The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this free writing prospectus. The offered certificates (other than the Class A-R Certificates) will have the benefit of an interest rate swap contract and an interest rate corridor contract.

Issuing Entity
Alternative Loan Trust 2007-HY6, a common law trust formed under the laws of the State of New York.
Depositor
CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.
Sponsor and Sellers
Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.
Master Servicer
Countrywide Home Loans Servicing LP
Trustee
The Bank of New York
Counterparty
The Royal Bank of Scotland plc
The NIM Insurer
After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer.” The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.
Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.
Pooling and Servicing Agreement
The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.
Cut-off Date
For any mortgage loan, the later of June 1, 2007 and the origination date for that mortgage loan.
Closing Date
On or about June 29, 2007.
The Mortgage Loans
The mortgage pool will consist of 30- and 40-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate stated principal balance of approximately $872,761,213 as of the cut-off date. The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate adjusts based on a specified index.
The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$872,761,213
Geographic Concentrations in excess of 10%:
California	55.89%
Weighted Average Original LTV Ratio	73.94%
Weighted Average Current Mortgage Rate	6.625%
Range of Current Mortgage Rates	3.875% to 9.000%
Average Current Principal Balance	$652,288
Range of Current Principal Balances	$103,900 to $2,999,975
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score	708
Weighted Average Gross Margin	2.269%
Weighted Average Maximum Mortgage Rate	11.723%
Weighted Average Minimum Mortgage Rate	2.307%

Description of the Certificates
The issuing entity will issue the following classes of certificates:

	Initial
	Class Certificate		Initial Rating	Initial Rating	Initial Rating
Class	Balance (1)	Type	(Moody’s) (2)	(S&P) (2)	(Fitch) (2)
Offered Certificates
Class A-1	$597,713,000	Senior/Floating Pass-Through Rate/Super Senior	Aaa	AAA	AAA
Class A-2	$61,155,000	Senior/Floating Pass-Through Rate/Super Senior	Aaa	AAA	AAA
Class A-3	$51,489,000	Senior/Floating Pass-Through Rate/Super Senior	Aaa	AAA	AAA
Class A-4	$22,500,000	Senior/Floating Pass-Through Rate/Super Senior	Aaa	AAA	AAA
Class A-5	$81,429,000	Senior/Floating Pass-Through Rate/Support	Aaa	AAA	N/R
Class A-R	$100	Senior/REMIC Residual	Aaa	AAA	N/R
Class M-1	$16,146,000	Subordinate/Floating Pass-Through Rate	Aa1	AA+	N/R
Class M-2	$7,418,000	Subordinate/Floating Pass-Through Rate	Aa2	AA+	N/R
Class M-3	$5,673,000	Subordinate/Floating Pass-Through Rate	Aa3	AA+	N/R
Class M-4	$4,364,000	Subordinate/Floating Pass-Through Rate	A1	AA	N/R
Class M-5	$4,364,000	Subordinate/Floating Pass-Through Rate	A2	AA	N/R
Class M-6	$5,673,000	Subordinate/Floating Pass-Through Rate	A3	A+	N/R
Class M-7	$5,237,000	Subordinate/Floating Pass-Through Rate	Baa2	A	N/R
Class M-8	$6,547,000	Subordinate/Floating Pass-Through Rate	N/R	BBB-	N/R

Non-Offered Certificates (3)
Class P(4)	$100	Prepayment Charges
Class C	N/A	Excess Cashflow

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Ratings (“Fitch”). “N/R” indicates that the agency was not asked to rate the certificates. The Class P and Class C Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(4)	The Class P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans. The Class P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the mortgage loans that require payment of a prepayment charge. The Class P Certificates will not bear interest.

The certificates also will have the following characteristics:

	Pass-Through Rate	Pass-Through Rate
	On Or Before	After
	Optional	Optional		Interest Accrual
Class	Termination Date	Termination Date	Accrual Period	Convention
Offered Certificates
Class A-1	LIBOR + 0.210% (1)	LIBOR + 0.420% (1)	(2)	Actual/360 (3)
Class A-2	LIBOR + 0.110% (1)	LIBOR + 0.220% (1)	(2)	Actual/360 (3)
Class A-3	LIBOR + 0.220% (1)	LIBOR + 0.440% (1)	(2)	Actual/360 (3)
Class A-4	LIBOR + 0.280% (1)	LIBOR + 0.560% (1)	(2)	Actual/360 (3)
Class A-5	LIBOR + 0.280% (1)	LIBOR + 0.560% (1)	(2)	Actual/360 (3)
Class A-R	(4)	(4)	N/A	N/A
Class M-1	LIBOR + 0.350% (1)	LIBOR + 0.525% (1)	(2)	Actual/360 (3)
Class M-2	LIBOR + 0.400% (1)	LIBOR + 0.600% (1)	(2)	Actual/360 (3)
Class M-3	LIBOR + 0.550% (1)	LIBOR + 0.825% (1)	(2)	Actual/360 (3)
Class M-4	LIBOR + 0.850% (1)	LIBOR + 1.275% (1)	(2)	Actual/360 (3)
Class M-5	LIBOR + 1.000% (1)	LIBOR + 1.500% (1)	(2)	Actual/360 (3)
Class M-6	LIBOR + 1.250% (1)	LIBOR + 1.875% (1)	(2)	Actual/360 (3)
Class M-7	LIBOR + 1.250% (1)	LIBOR + 1.875% (1)	(2)	Actual/360 (3)
Class M-8	LIBOR + 1.250% (1)	LIBOR + 1.875% (1)	(2)	Actual/360 (3)

Non-Offered Certificates
Class P	N/A	N/A	N/A	N/A
Class C	N/A	N/A	N/A	N/A

(1)	The pass-through rates on these classes of LIBOR certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap.

(2)	The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4)	The Class A-R Certificates will not bear interest.

Designations
We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates
Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates
LIBOR Certificates	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and Subordinated Certificates
Senior LIBOR Certificates	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates
Offered Certificates	Senior Certificates and Subordinated Certificates
Record Date
LIBOR Certificates:
The business day immediately preceding a distribution date, or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of that distribution date.
Class A-R Certificates:
The last business day of the month preceding the month of that distribution date.
Denominations
Offered Certificates other than the Class A-R Certificates:
$25,000 and multiples of $1 in excess thereof.
Class A-R Certificates:
Two certificates of $99.99 and $0.01, respectively.
Registration of Certificates
Offered Certificates other than the Class A-R Certificates:
Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.
Class A-R Certificates:
Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.
Distribution Dates
Beginning on July 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.
Last Scheduled Distribution Date
The last scheduled distribution date for the offered certificates is the distribution date in August 2047. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.
Interest Payments
The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 8.
On each distribution date, holders of each class of LIBOR certificates will be entitled to receive:
•	the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance of that class of certificates immediately prior to that distribution date, and

•	any interest due on a prior distribution date that was not paid (we sometimes refer to this as interest carry forward amount).
For each class of subordinated certificates, any interest carry forward amount will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity in respect of the swap contract and the corridor contract in the manner described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.
Net Rate Carryover
If the pass-through rate on a class of LIBOR certificates for the accrual period related to a distribution date is limited by the net rate cap, any resulting interest shortfall (referred to as “net rate carryover”) may be paid from excess cashflow to the extent described in this free writing prospectus and from payments allocated to the issuing entity in respect of the swap contract and the corridor contract in the manner described in this free writing prospectus.
Principal Payments
On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The priority of distributing principal among the classes of certificates will differ as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.
Amounts Available for Distributions on the Certificates
Amounts Available with respect to Interest Distributions
The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts, after fees and expenses as described below are subtracted:
•	scheduled payments of interest on the mortgage loans collected during the applicable period;

•	interest on prepayments on the mortgage loans to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer on the mortgage loans and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans; and

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest).
Amounts Available with respect to Principal Distributions
The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):
•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments on the mortgage loans collected in the applicable period;

•	the stated principal balance of any mortgage loans repurchased or purchased by a seller or the master servicer, as applicable;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	subsequent recoveries with respect to the mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal); and

•	excess interest (to the extent available) to maintain the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus.

Fees and Expenses
The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:
•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

•	all prepayment charges (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.
Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.
Servicing Compensation
Master Servicing Fee:
The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.200% per annum until the end of the loan’s initial fixed-rate period (including the date of adjustment of the mortgage rate) and multiplied by 0.375% per annum thereafter. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.
Additional Servicing Compensation:
The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), prepayment interest excess and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans
Source and Priority of Distributions:
The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.
Priority of Distributions; Distributions of Interest
In general, on any distribution date, interest funds will be distributed in the following order:
(1) to the derivative account, any net swap payment and any swap termination payment (other than a swap termination payment due to a counterparty trigger event) payable to the counterparty under the swap contract with respect to such distribution date;
(2) concurrently, to each class of senior LIBOR certificates, the related current interest and interest carry forward amount, pro rata based on their respective entitlements;
(3) sequentially, in order of their distribution priorities, to each class of subordinated certificates, the current interest for each such class; and
(4) any remainder as part of the excess cashflow.
Priority of Distributions; Distributions of Principal
Effect of the Stepdown Date if a Trigger Event is not in Effect
On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal to the senior certificates until those senior certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.
The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates —Principal” in this free writing prospectus.

Trigger Events:
A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinated certificates.
The Stepdown Date:
The stepdown date will be the earlier of:
•	the distribution date immediately following the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

•	the later of: (a) the July 2010 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates (after giving effect to distributions of the principal remittance amount to be made on such distribution date) is less than 86.60% of the aggregate stated principal balance of the mortgage loans as of the due date in the month of that distribution date (after giving effect to principal prepayments received in the related prepayment period).
On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:
(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;
(2) concurrently:
(a) 89.9999508772%, concurrently:
(i) 81.5592946509%, to the Class A-1 Certificates, until its class certificate balance has been reduced to zero; and
(ii) 18.4407053491%, sequentially to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and
(b) 10.0000491228%, to the Class A-5 Certificates, until its class certificate balance is reduced to zero;
(3) sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and
(4) any remainder as part of the excess cashflow.
On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following order:
(1) in an amount up to the senior principal distribution target amount, concurrently:
(a) 89.9999508772%, concurrently:
(i) 81.5592946509%, to the Class A-1 Certificates, until its class certificate balance has been reduced to zero; and
(ii) 18.4407053491%, sequentially to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and
(b) 10.0000491228%, to the Class A-5 Certificates, until its class certificate balance is reduced to zero;
(2) sequentially, in order of their distribution priorities, to each class of subordinated certificates, in an amount up to the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and
(3) any remainder as part of the excess cashflow.
The Derivative Agreements
The LIBOR certificates will have the benefit of the swap contract and the corridor contract as described below.
Each derivative agreement will be evidenced by a separate transaction between the counterparty and the trustee, acting on behalf of a separate supplemental interest trust created under the pooling and servicing agreement.

Swap Contract
Beginning on the distribution date in July 2007 and on each distribution date prior to and including the distribution date in July 2012, the supplemental interest trustee will be obligated to pay to the counterparty an amount equal to the product of (i) 5.35% per annum, (ii) the swap contract notional balance for that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on each such distribution date, the counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (i) one-month LIBOR (as determined by the counterparty), (ii) the swap contract notional balance for that distribution date and (iii) the actual number of days in the related calculation period, divided by 360.
On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the counterparty under the swap contract, the trustee will be required to deduct from available funds the amount of that excess and to remit the amount of that excess to the supplemental interest trustee for payment to the counterparty. To the extent that the amount payable by the counterparty exceeds the amount payable by the supplemental interest trustee, the counterparty will be required to pay to the supplemental interest trustee, on that distribution date, the amount of that excess. Any net swap payment received by the supplemental interest trustee from the counterparty under the swap contract will be deposited in the derivative account, together with any amounts received under the corridor contract with respect to that distribution date, and distributed, following distributions of excess cashflow, only to the extent necessary to cover unpaid current interest and interest carry forward amount, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization at the required level. The remaining portion of any net swap payment received by the supplemental interest trustee from the counterparty will be paid to Banc of America Securities LLC and will not be available to cover any amounts on any class of certificates.
Corridor Contract
Beginning on the distribution date in July 2009 and on each distribution date prior to and including the distribution date in June 2017, amounts, if any, received by the supplemental interest trustee in respect of the corridor contract from the counterparty will be deposited in the derivative account, together with any amounts received under the swap contract with respect to that distribution date, and distributed, following distributions of excess cashflow, only to the extent necessary to cover unpaid current interest and interest carry forward amount, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization at the required level. The remaining portion of any amount received by the supplemental interest trustee from the counterparty will be paid to Banc of America Securities LLC and will not be available to cover any amounts on any class of certificates.
Payments under the corridor contract will be made pursuant to the formula described in” Description of the Certificates — The Derivative Agreements — The Corridor Contract” in this free writing prospectus.
Credit Enhancement
Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:
Overcollateralization
On the closing date, it is expected that the aggregate stated principal balance of the mortgage loans will exceed the initial aggregate class certificate balance of the certificates by approximately $3,053,113. This amount is called “overcollateralization” and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.
On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates and the effective rate of any net swap payment payable to the counterparty because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate of any net swap payment. The “expense fee rate” is the sum of the master servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates and the issuing entity’s expenses will be used to maintain or restore the required level of overcollateralization.
Excess Cashflow
Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.
On any distribution date, the excess cashflow (if any) will be distributed in the following order:
(1) to the classes of offered certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;
(2) sequentially, in the order of their distribution priorities, to each class of subordinated certificates, in an amount up to any interest carry forward amount for each such class;
(3) sequentially (x) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in an amount up to the unpaid realized loss amount for each such class, pro rata, based on the unpaid realized loss amount for each such class and (y) to the Class A-5 Certificates, in an amount up to the unpaid realized loss amount for such class;
(4) sequentially, in the order of their distribution priorities, to each class of subordinated certificates, in an amount up to the unpaid realized loss amount for each such class;
(5) concurrently, to the classes of senior LIBOR certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for each such class;
(6) sequentially, in the order of their distribution priorities, to each class of subordinated certificates, to the extent needed to pay any unpaid net rate carryover for each such class;
(7) to the derivative account, the amount of any swap termination payment due to the counterparty as a result of a counterparty trigger event under the swap contract, in an amount up to such swap termination payment; and
(8) to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.
Subordination
The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.
The senior certificates will have a distribution priority over the subordinated certificates. With respect to the subordinated certificates, the distribution priority is in numerical order.
Once the protection provided by excess cashflow and overcollateralization is exhausted, subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second, to the senior certificates in accordance with the priorities set forth below under “— Allocation of Losses.”
Allocation of Losses
After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will be allocated first to the Class A-5 Certificates and then concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis based on their respective class certificate balances, until their respective class certificate balances are reduced to zero.

Advances
The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.
Repurchase, Substitution and Purchase of Mortgage Loans
The sellers will be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.
The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more according to the MBA Method.
If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.
The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).
Optional Termination
The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.
Tax Status
For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent regular interests in the master REMIC. The LIBOR certificates will also represent the right to receive payments of net rate carryover from excess cashflow and the corridor contract and the swap contract, subject to the deemed obligation to make termination payments on the swap contract. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.
The supplemental interest trust, the derivative account and the derivative agreements will not constitute any part of any REMIC created under the pooling and servicing agreement.
ERISA Considerations
The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met. Investors acquiring the offered certificates (other than the Class A-R Certificates) with assets of such a plan while the derivative agreements are in effect will be required to satisfy certain additional conditions, including satisfaction of the requirements of an investor-based class exemption.

Legal Investment
The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Description of the Certificates
General
The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.
The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.
The Mortgage Pass-Through Certificates, Series 2007-HY6 consist of the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class P and Class C Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.
When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates
Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates
LIBOR Certificates	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and Subordinated Certificates
Senior LIBOR Certificates	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates
Offered Certificates	Senior Certificates and Subordinated Certificates
The certificates are generally referred to as the following types:

Class	Type
Class A-1 Certificates:	Senior/Floating Pass-Through Rate/Super Senior
Class A-2 Certificates:	Senior/Floating Pass-Through Rate/Super Senior
Class A-3 Certificates:	Senior/Floating Pass-Through Rate/Super Senior
Class A-4 Certificates:	Senior/Floating Pass-Through Rate/Super Senior
Class A-5 Certificates:	Senior/Floating Pass-Through Rate/Support
Class A-R Certificates:	Senior/REMIC Residual
Subordinated Certificates:	Subordinate/Floating Pass-Through Rate
Class P Certificates:	Prepayment Charges
Class C Certificates:	Excess Cashflow
The Class P and Class C Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

Calculation of Class Certificate Balance
The “Class Certificate Balance” of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:
•	all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

•	the Applied Realized Loss Amounts allocated to the class;
provided, however, that the Class Certificate Balance of the classes to which Applied Realized Loss Amounts have been allocated will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related Prepayment Period. After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.
Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under “— Principal,” and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Accrual Period preceding the Distribution Date on which such increase occurs.
Book-Entry Certificates; Denominations
The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates.
Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.
Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Determination of LIBOR
The LIBOR Certificates will bear interest during each Accrual Period at the applicable rate determined as described under “— Interest” below.

“One-Month LIBOR” applicable to an Accrual Period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that Accrual Period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as calculation agent, will establish One-Month LIBOR for the related Accrual Period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.
If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine One-Month LIBOR in the manner provided in this free writing prospectus, One-Month LIBOR for the next Accrual Period will be 5.320%.
Payments on Mortgage Loans; Accounts
Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:
•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•	all payments on account of interest on the Mortgage Loans, net of the Master Servicing Fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any Prepayment Interest Excess;

•	all payments on account of prepayment charges on the Mortgage Loans;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly income from any mortgaged property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”);

•	all Substitution Adjustment Amounts; and

•	all advances made by the master servicer.
Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer.
The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:
•	to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•	to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the Interest Funds, (b) the Principal Remittance Amount, (c) any prepayment charges received and (d) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.
The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.
Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Interest Funds, the Principal Remittance Amount, any prepayment charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:
•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and for payment to the Counterparty of any Net Swap Payment as described below under “— Interest” and “— Principal” and may from time to time make withdrawals from the Distribution Account:
•	to pay the Trustee Fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.
There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.
Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.
Carryover Reserve Fund
The pooling and servicing agreement establishes an account (the “Carryover Reserve Fund”), which is held in trust by the trustee on behalf of the holders of the LIBOR Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.
On each Distribution Date, to the extent that Excess Cashflow is available as described under “—Overcollateralization Provisions” below, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the LIBOR Certificates as described under “—Overcollateralization Provisions” below.
The Derivative Account
The supplemental interest trustee will establish and maintain an account in the supplemental interest trust (the “Derivative Account”).
With respect to any Distribution Date on or prior to the Swap Contract Termination Date, the trustee will deposit into the Derivative Account the portion of the Interest Funds for that Distribution Date and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date that is to be paid by the supplemental interest trustee to the Counterparty with respect to the Swap Contract or the supplemental interest trustee will deposit in the Derivative Account any Net Swap Payment or Swap Termination Payment received from the Counterparty under the Swap Contract, each as described below under “—The Derivative Agreements — The Swap Contract.” With respect to any Distribution Date on or prior to the Corridor Contract Termination Date, the supplemental interest trustee will deposit in the Derivative Account any payment received from the Counterparty under the Corridor Contract, as described below under “—The Derivative Agreements — The Corridor Contract.”

Investments of Amounts Held in Accounts
The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction and for the benefit and risk of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.
The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.
The Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the pooling and servicing agreement.
Derivative Account. Funds in the Derivative Account will be uninvested.

Fees and Expenses
The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly
	• Prepayment Interest Excess	Compensation	Interest paid by obligors with respect to certain prepayments on the Mortgage Loans	Monthly
	• All Prepayment Interest Excess, late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly
	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly
Expenses
Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses	With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)	Time to time
Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)	The Master Servicing Fee Rate for each Mortgage Loan will equal the per annum rate. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)	“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each calendar month as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)	Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions
Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in July 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The “Record Date” for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.
Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.
On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.
The “Interest Remittance Amount” for any Distribution Date is equal to:
(a) the sum, without duplication, of:
(1) all scheduled interest on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, less the Master Servicing Fee and any payments made in respect of premiums on lender paid insurance Mortgage Loans,
(2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,
(3) all advances relating to interest in respect of the Mortgage Loans,
(4) amounts paid by the master servicer in respect of Compensating Interest, and
(5) liquidation proceeds on the Mortgage Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), minus
(b) all advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.
The “Principal Remittance Amount” for any Distribution Date is equal to:
(a) the sum, without duplication, of:
(1) the scheduled principal collected or advanced on the Mortgage Loans with respect to the related Due Date,
(2) prepayments on the Mortgage Loans collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,
(4) any Substitution Adjustment Amounts,
(5) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all liquidation proceeds in respect of Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period, minus
(b) all advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.
“Prepayment Interest Excess” means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related borrower in respect of interest on such principal prepayment.
Interest
General. On each Distribution Date, the interest distributable with respect to each class of LIBOR Certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period and, in the case of the Senior LIBOR Certificates, any Interest Carry Forward Amount. For each class of Subordinated Certificates, any Interest Carry Forward Amount will be payable only from Excess Cashflow to the extent described in this free writing prospectus under “— Overcollateralization Provisions” and from amounts received under the Derivative Agreements available for that purpose to the extent described in this free writing prospectus under “— The Derivative Agreements.”
The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for the LIBOR Certificates will be subject to the Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from Excess Cashflow to the extent described in this free writing prospectus under “— Overcollateralization Provisions” and from amounts received under the Derivative Agreements available for that purpose to the extent described in this free writing prospectus under “— The Derivative Agreements.”
Distributions of Interest Funds. On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order:
(1)	to the Derivative Account, any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Counterparty Trigger Event) payable to the Counterparty under the Swap Contract with respect to such Distribution Date;

(2)	concurrently, to each class of Senior LIBOR Certificates, the related Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(3)	sequentially, in order of their distribution priorities, to each class of Subordinated Certificates, the Current Interest for each such class; and

(4)	any remainder, as part of the Excess Cashflow described under “—Overcollateralization Provisions” below.
Pass-Through Rates. The classes of certificates will have the respective pass-through rates described below (each, a “Pass-Through Rate”).
LIBOR Certificates
The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:
(1) One-Month LIBOR for such Accrual Period (calculated as described above under “— Determination of LIBOR”) plus the Pass-Through Margin for such class and Accrual Period, and
(2) the Net Rate Cap for such Distribution Date.
The “Pass-Through Margin” for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates	Pass-Through Margin
	(1)	(2)
Class A-1	0.210%	0.420%
Class A-2	0.110%	0.220%
Class A-3	0.220%	0.440%
Class A-4	0.280%	0.560%
Class A-5	0.280%	0.560%
Class M-1	0.350%	0.525%
Class M-2	0.400%	0.600%
Class M-3	0.550%	0.825%
Class M-4	0.850%	1.275%
Class M-5	1.000%	1.500%
Class M-6	1.250%	1.875%
Class M-7	1.250%	1.875%
Class M-8	1.250%	1.875%

(1)	For the Accrual Period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For the Accrual Period related to any Distribution Date occurring after the Optional Termination Date.
Class A-R, Class P and Class C Certificates
The Class A-R, Class P and Class C Certificates do not have Pass-Through Rates.
Definitions Related to Interest Calculations
The “Accrual Period” for each class of LIBOR Certificates and for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period.
The “Interest Funds” for any Distribution Date is equal to the Interest Remittance Amount minus the Trustee Fee for such Distribution Date.

“Current Interest,” with respect to each class of LIBOR Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.
“Interest Carry Forward Amount,” with respect to each class of LIBOR Certificates and each Distribution Date, is the excess of:
(a)	Current Interest for such class with respect to prior Distribution Dates, over

(b)	the amount actually distributed to such class with respect to interest on prior Distribution Dates.
“Adjusted Net Mortgage Rate,” with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.
“Net Rate Cap” for any Distribution Date and any class of LIBOR Certificates, is a per annum rate equal to the product of (A) the excess, if any, of, (i) the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the related Prepayment Period) over (ii) a fraction, expressed as a percentage, (1) the numerator of which is the product of (a) the sum of (x) the Net Swap Payment payable to the Counterparty under the Swap Contract on such Distribution Date and (y) any Swap Termination Payment payable to the Counterparty under the Swap Contract on such Distribution Date (other than a Swap Termination Payment due to a Counterparty Trigger Event) and (b) 12 and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Distribution Date) and (B) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.
The “Net Rate Carryover” for a class of LIBOR Certificates on any Distribution Date is the excess, if any, of:
(1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over
(2) the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap, plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).
Principal
Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):
(A)	For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order:
(1)	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2)	concurrently:
(a)	89.9999508772%, concurrently:

(i)	81.5592946509%, to the Class A-1 Certificates, until its Class Certificate Balance has been reduced to zero; and

(ii)	18.4407053491%, sequentially to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and
(b)	10.0000491228%, to the Class A-5 Certificates, until its Class Certificate Balance is reduced to zero;
(3)	sequentially, in order of their distribution priorities, to each class of Subordinated Certificates, until their respective Class Certificate Balances are reduced to zero; and

(4)	any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.
(B)	For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in the following order:
(1)	in an amount up to the Senior Principal Distribution Target Amount, concurrently:
(a)	89.9999508772%, concurrently:
(i)	81.5592946509%, to the Class A-1 Certificates, until its Class Certificate Balance has been reduced to zero; and

(ii)	18.4407053491%, sequentially to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and
(b)	10.0000491228%, to the Class A-5 Certificates, until its Class Certificate Balance is reduced to zero;
(2)	sequentially, in order of their distribution priorities, to each class of Subordinated Certificates, in an amount up to the Subordinated Class Principal Distribution Target Amount for each such class, until their respective Class Certificate Balances are reduced to zero; and

(3)	any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.
Definitions Related to Principal Distributions
“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:
•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.
The Stated Principal Balance of a Liquidated Mortgage Loan is zero.
“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.
The “Pool Principal Balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.
“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from June 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.
“Principal Distribution Amount” with respect to each Distribution Date is the sum of:
(1) the Principal Remittance Amount for such Distribution Date, less any portion of such amount used to cover any remaining Net Swap Payment or Swap Termination Payment due to the Counterparty under the Swap Contract with respect to such Distribution Date, and
(2) the Extra Principal Distribution Amount for such Distribution Date, and minus
(3) the Overcollateralization Reduction Amount for such Distribution Date.
“Senior Principal Distribution Target Amount” for any Distribution Date, will equal the excess of:
(1) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date, over
(2) the lesser of (i) 86.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.
“Subordinated Class Principal Distribution Target Amount” for any class of Subordinated Certificates and Distribution Date will equal the excess of:
(1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over
(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.
The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

	Initial Target	Stepdown Target
	Subordination	Subordination
	Percentage	Percentage
Class M-1	4.85%	9.70%
Class M-2	4.00%	8.00%
Class M-3	3.35%	6.70%
Class M-4	2.85%	5.70%
Class M-5	2.35%	4.70%
Class M-6	1.70%	3.40%
Class M-7	1.10%	2.20%
Class M-8	0.35%	0.70%
The Initial Target Subordination Percentages will not be used to calculate distributions on the offered certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the Cut-off Date Pool Principal Balance.
“Extra Principal Distribution Amount” with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.
“OC Floor” means an amount equal to 0.35% of the Cut-off Date Pool Principal Balance.
“Overcollateralization Deficiency Amount,” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date.
“Overcollateralization Target Amount” means with respect to any Distribution Date, an amount equal to the OC Floor.
“Overcollateralized Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution Date).
“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for such Distribution Date and (ii) the Principal Remittance Amount for such Distribution Date.
“Stepdown Date” is the earlier to occur of:
(1) the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero, and
(2) the later to occur of (x) the Distribution Date in July 2010 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution Date) is less than or equal to 86.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date).
A “Trigger Event” with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.
A “Delinquency Trigger Event” with respect to a Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of 40.00% and the Senior Enhancement Percentage.
The “Senior Enhancement Percentage” with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:
(1) the numerator of which is the excess of:
(a) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month prior to that Distribution Date (after giving effect to principal prepayments in the related Prepayment Period) over
(b) (i) before the Class Certificate Balances of the Senior Certificates have been reduced to zero, the sum of the Class Certificate Balances of the Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and
(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month prior to that Distribution Date (after giving effect to principal prepayments, in the related Prepayment Period).
A “Cumulative Loss Trigger Event” with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date	Percentage
July 2009 – June 2010	0.25% with respect to July 2009, plus an additional 1/12th of 0.35% for each month thereafter through June 2010
July 2010 – June 2011	0.60% with respect to July 2010, plus an additional 1/12th of 0.40% for each month thereafter through June 2011
July 2011 – June 2012	1.00% with respect to July 2011, plus an additional 1/12th of 0.45% for each month thereafter through June 2012
July 2012 – June 2013	1.45% with respect to July 2012, plus an additional 1/12th of 0.25% for each month thereafter through June 2013
July 2013 and thereafter	1.70%
“Unpaid Realized Loss Amount” means for any class of LIBOR Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.
The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.
The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments in the related Prepayment Period).
A “Realized Loss” with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.
“Subsequent Recoveries” are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.
Residual Certificates
The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.
Overcollateralization Provisions
The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the certificates and the effective rate of any Net Swap Payment payable to the Counterparty. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the certificates, the related fees and expenses payable by the issuing entity and the effective rate of any Net Swap Payment. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amount remaining as set forth in clause (4) under “—Interest” above which is the amount remaining after the distribution of interest to the holders of the offered certificates (other than the Class A-R Certificates) for such Distribution Date, (ii) the amount remaining as set forth in clauses (A)(4) or (B)(3), as applicable, under “—Principal” above which is the amount remaining after the distribution of principal to the holders of the offered certificates for such Distribution Date and (iii) any Overcollateralization Reduction Amount for that Distribution Date, if any.
With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order, in each case to the extent of the remaining Excess Cashflow:
(1)	to the classes of offered certificates then entitled to receive distributions in respect of principal, in an amount up to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under “—Principal” above;

(2)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, in an amount up to any Interest Carry Forward Amount for each such class;

(3)	sequentially (x) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in an amount up to the Unpaid Realized Loss Amount for each such class, pro rata, based on the Unpaid Realized Loss Amount for each such class and (y) to the Class A-5 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class;

(4)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, in an amount up to the Unpaid Realized Loss Amount for each such class;

(5)	concurrently, to the classes of Senior LIBOR Certificates, pro rata, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

(6)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

(7)	to the Derivative Account, the amount of any Swap Termination Payment due to the Counterparty as a result of a Counterparty Trigger Event under the Swap Contract, in an amount up to such Swap Termination Payment; and

(8)	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.
The Derivative Agreements
The trustee, acting on behalf of a separate supplemental interest trust (the “supplemental interest trust”) created under the pooling and servicing agreement (in such capacity, the “supplemental interest trustee”) will enter into the following two derivative agreements (each, a “Derivative Agreement” and collectively, the “Derivative Agreements”) on the closing date:
•	an interest rate swap transaction as evidenced by a confirmation between The Royal Bank of Scotland plc (the “Counterparty”) and the supplemental interest trustee (the “Swap Contract”), and

•	an interest rate corridor transaction as evidenced by a confirmation between the Counterparty and the supplemental interest trustee (the “Corridor Contract”).
Each confirmation is subject to certain ISDA definitions.

The LIBOR Certificates will have the benefit of the Derivative Agreements as described below.
The confirmations will supplement, form part of, and be subject to a 1992 ISDA Master Agreement (Multicurrency – Cross Border), and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”) entered into by the supplemental interest trustee and the Counterparty on the closing date.
Swap Contract
Beginning with the Distribution Date in July 2007 and on each subsequent Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the supplemental interest trustee to the Counterparty under the Swap Contract will equal the product of:
(i)	a fixed rate of 5.35% per annum,

(ii)	the Swap Contract Notional Balance for the Distribution Date, and

(iii)	the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.
Beginning with the Distribution Date in July 2007 and on each subsequent Distribution Date on or prior to the Swap Contract Termination Date, the amount payable by the Counterparty to the supplemental interest trustee under the Swap Contract will equal the product of:
(i)	One-Month LIBOR (as determined by the Counterparty),

(ii)	the Swap Contract Notional Balance for the Distribution Date, and

(iii)	the actual number of days in the related calculation period, divided by 360.
With respect to any Distribution Date, the supplemental interest trustee or the Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Counterparty or by the supplemental interest trustee with respect to any Distribution Date, as applicable, will be payable on that Distribution Date.
If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Counterparty Trigger Event) is payable to the Counterparty under the Swap Contract with respect to any Distribution Date, the trustee will deduct from Interest Funds the amount of such Net Swap Payment or Swap Termination Payment (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Derivative Account.
In the event that a Swap Termination Payment due to a Counterparty Trigger Event is payable to the Counterparty under the Swap Contract with respect to any Distribution Date, the trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment and remit such amount to the Derivative Account.
On each Distribution Date on or prior to the Swap Contract Termination Date, the supplemental interest trustee will deposit the amount of any Net Swap Payment received from the Counterparty under the Swap Contract in the Derivative Account.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Swap Contract
Month of	Notional
Distribution Date	Balance ($)
July 2007	768,029,867.32
August 2007	758,824,381.73
September 2007	749,052,781.17
October 2007	738,729,171.53
November 2007	727,874,522.81
December 2007	716,506,231.72
January 2008	704,649,225.11
February 2008	692,324,438.84
March 2008	679,555,182.64
April 2008	666,365,781.11
May 2008	652,780,166.96
June 2008	638,827,792.20
July 2008	624,535,004.53
August 2008	609,933,831.12
September 2008	595,051,198.26
October 2008	579,919,838.58
November 2008	564,569,896.72
December 2008	549,030,556.93
January 2009	533,336,855.16
February 2009	517,520,054.05
March 2009	501,612,686.85
April 2009 9	485,649,980.34
May 2009	469,677,505.01
June 2009	453,766,327.60
July 2009	438,047,846.99
August 2009	216,165,889.51
September 2009	208,526,031.14
October 2009	201,078,380.57
November 2009	193,815,727.30
December 2009	186,728,523.53
January 2010	179,809,177.60
February 2010	173,032,646.05
March 2010	166,341,170.54
April 2010	159,732,928.81
May 2010	153,171,982.08
June 2010	146,659,397.65
July 2010	140,319,377.57
August 2010	58,709,472.00
September 2010	56,375,957.18
October 2010	54,109,325.67
November 2010	51,908,784.04
December 2010	49,773,667.56
January 2011	47,702,930.61
February 2011	45,695,869.50
March 2011	43,751,870.64
April 2011	41,869,987.89
May 2011	40,049,725.86
June 2011	38,290,889.58
July 2011	36,594,415.67
August 2011	8,740,708.68
September 2011	8,348,263.96
October 2011	7,971,102.95
November 2011	7,608,091.82
December 2011	7,257,143.42
January 2012	6,915,928.49
February 2012	6,575,430.33
March 2012	6,212,417.48
April 2012	5,787,910.10
May 2012	5,290,534.85
June 2012	4,724,263.14
July 2012	4,155,050.57
A “Swap Termination Payment” is a termination payment required to be made by either the supplemental interest trustee or the Counterparty under the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.
A “Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Counterparty is the sole defaulting party or a termination event under the ISDA Master Agreement (other than illegality or a tax event) with respect to which the Counterparty is the sole affected party.
Corridor Contract
Beginning with the Distribution Date in July 2009 and on each subsequent Distribution Date up to and including the Corridor Contract Termination Date, the amount payable by the Counterparty under the Corridor Contract will equal the product of:
(i)	the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date,

(ii)	the lesser of (a) the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to the Distribution Date and (b) the Corridor Contract Notional Balance for the Distribution Date, and

(iii)	the actual number of days in the related calculation period, divided by 360.
On the business day preceding each Distribution Date on or prior to the Corridor Contract Termination Date, the supplemental interest trustee will deposit the amounts received from the Counterparty under the Corridor Contract in the Derivative Account.
The “Corridor Contract Notional Balance”, the “Corridor Contract Strike Rate” and the “Corridor Contract Ceiling Rate” are as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Corridor Contract is scheduled to remain in effect and is referred to as the “Corridor Contract Termination Date” for the Corridor Contract.

Month of	Corridor Contract	Corridor Contract	Corridor Contract
Distribution Date	Notional Balance ($)	Strike Rate (%)	Ceiling Rate (%)
July 2009	123,820,966.53	7.63	7.92
August 2009	329,611,128.41	7.68	7.97
September 2009	321,631,190.98	7.72	8.01
October 2009	313,917,204.18	7.75	8.04
November 2009	306,462,942.87	7.79	8.08
December 2009	299,264,913.19	7.80	8.09
January 2010	284,763,181.49	7.81	8.10
February 2010	278,250,875.10	7.82	8.11
March 2010	272,043,319.42	7.82	8.11
April 2010	266,130,042.33	7.81	8.10
May 2010	260,536,793.26	7.81	8.10
June 2010	255,251,342.74	7.80	8.09
July 2010	244,182,590.56	7.78	8.07
August 2010	314,838,537.82	7.77	8.06
September 2010	306,539,320.87	7.75	8.04
October 2010	298,485,160.71	7.73	8.02
November 2010	290,667,701.39	7.71	8.00
December 2010	283,078,726.54	7.68	7.97
January 2011	269,899,761.56	7.64	7.93
February 2011	262,898,630.91	7.60	7.89
March 2011	256,098,728.23	7.56	7.85
April 2011	249,493,283.10	7.51	7.80
May 2011	243,075,228.55	7.45	7.74
June 2011	236,837,507.63	7.39	7.68
July 2011	225,251,956.57	7.32	7.61
August 2011	245,725,192.17	7.25	9.14
September 2011	238,953,713.10	7.17	9.07
October 2011	232,377,027.33	7.08	8.79
November 2011	225,990,219.80	6.99	8.93
December 2011	219,789,392.70	6.89	8.62
January 2012	208,541,655.07	6.79	8.80
February 2012	202,841,593.37	6.68	8.69
March 2012	197,341,284.03	6.56	8.07
April 2012	192,074,648.08	6.45	8.34
May 2012	173,012,387.15	6.31	7.74
June 2012	135,173,079.86	6.18	7.12
July 2012	91,256,079.43	6.36	6.66
August 2012	171,571,351.91	6.50	6.80
September 2012	166,756,054.13	6.66	6.96
October 2012	162,082,203.52	6.80	7.10
November 2012	157,545,630.02	6.95	7.25
December 2012	153,142,303.21	7.09	7.39
January 2013	144,366,997.49	6.97	7.52
February 2013	140,312,818.98	7.13	7.68
March 2013	136,377,726.52	7.26	7.81
April 2013	132,558,317.79	7.39	7.94
May 2013	128,851,305.64	7.53	8.08
June 2013	125,253,752.70	7.65	8.20
July 2013	118,423,840.71	7.78	8.33
August 2013	115,108,703.92	7.91	8.46
September 2013	111,891,037.18	8.02	8.57
October 2013	108,767,851.45	8.14	8.69
November 2013	105,736,363.10	8.24	8.79
December 2013	102,793,880.89	7.59	8.89
January 2014	96,744,013.10	7.69	8.99
February 2014	93,972,179.95	7.76	9.06
March 2014	91,281,745.16	7.86	9.16
April 2014	88,670,364.09	7.95	9.25
May 2014	86,135,730.41	8.01	9.31
June 2014	83,675,554.12	8.07	9.37
July 2014	78,819,755.72	8.14	9.44
August 2014	76,502,714.04	7.90	9.50
September 2014	74,253,766.25	7.94	9.54
October 2014	72,070,863.51	7.99	9.59
November 2014	69,952,063.81	8.00	9.60
December 2014	67,895,487.49	8.03	9.63
January 2015	65,899,313.02	8.05	9.65
February 2015	63,961,763.08	8.04	9.64

Month of	Corridor Contract	Corridor Contract	Corridor Contract
Distribution Date	Notional Balance ($)	Strike Rate (%)	Ceiling Rate (%)
March 2015	62,081,116.33	8.06	9.66
April 2015	60,255,714.87	8.05	9.65
May 2015	58,483,949.69	8.04	9.64
June 2015	56,764,275.85	8.01	9.61
July 2015	55,095,181.04	7.99	9.59
August 2015	53,475,158.53	7.96	9.56
September 2015	51,902,720.54	7.92	9.52
October 2015	50,376,465.65	8.17	9.47
November 2015	48,895,038.49	8.13	9.43
December 2015	47,457,123.01	8.08	9.38
January 2016	46,061,440.20	8.01	9.31
February 2016	44,706,753.22	7.92	9.22
March 2016	43,391,859.01	7.83	9.13
April 2016	42,115,583.35	8.50	9.05
May 2016	40,876,781.69	8.40	8.95
June 2016	39,674,312.69	8.31	8.86
July 2016	38,507,056.65	8.21	8.76
August 2016	37,373,979.67	8.10	8.65
September 2016	36,274,178.59	8.00	8.55
October 2016	35,206,695.79	7.88	8.43
November 2016	34,170,482.21	7.77	8.32
December 2016	33,164,711.09	7.65	8.20
January 2017	32,188,438.98	7.76	8.06
February 2017	31,240,806.94	7.64	7.94
March 2017	30,320,627.02	7.51	7.81
April 2017	29,427,027.47	7.39	7.69
May 2017	28,558,948.83	7.26	7.56
June 2017	27,713,859.08	7.13	7.43
In the event that the Corridor Contract is terminated early, the Counterparty may owe a termination payment to the supplemental interest trustee (a “Corridor Termination Payment”). Any Corridor Termination Payment would be calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.
Distributions from the Derivative Account
On each Distribution Date on or prior to the Corridor Contract Termination Date, following the distributions of Excess Cashflow as described under “ — Overcollateralization Provisions”, the supplemental interest trustee will distribute all amounts on deposit in the Derivative Account with respect to the Swap Contract and the Corridor Contract in the following order:
(1)	to the Counterparty, any Net Swap Payment payable to the Counterparty under the Swap Contract with respect to that Distribution Date;

(2)	to the Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Counterparty Trigger Event) payable to the Counterparty under the Swap Contract with respect to that Distribution Date;

(3)	concurrently, to each class of Senior LIBOR Certificates, the related unpaid Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, in an amount up to any unpaid Current Interest and Interest Carry Forward Amount for each such class;

(5)	to the class or classes of offered certificates then entitled to receive distributions in respect of principal, in an aggregate amount up to the Overcollateralization Deficiency Amount remaining unpaid, payable in the same manner in which the Extra Principal Distribution Amount would be distributed to such classes;

(6)	sequentially (x) concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in an amount up to the Unpaid Realized Loss Amount for each such class, pro rata, based on the Unpaid Realized Loss Amount for each such class and (y) to the Class A-5 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class;

(7)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, in an amount up to the Unpaid Realized Loss Amount for each such class;

(8)	concurrently, to the classes of Senior LIBOR Certificates, pro rata, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

(9)	sequentially, in the order of their distribution priorities, to each class of Subordinated Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

(10)	to the Counterparty, any Swap Termination Payment due to the Counterparty as a result of a Counterparty Trigger Event under the Swap Contract, in an amount up to such Swap Termination Payment; and

(11)	any remainder, to Banc of America Securities LLC.
Notwithstanding the foregoing, no portion of any distributions on any Distribution Date pursuant to priorities (5), (6) and (7) above will be made in reimbursement of any Principal Net Swap Payment.
A “Principal Net Swap Payment” on any Distribution Date will equal the sum of (i) the excess, if any, of any Net Swap Payment payable to the Counterparty under the Swap Contract on such Distribution Date over the Interest Funds for such Distribution Date and (ii) the aggregate amount of such excess for all previous Distribution Dates.
Early Termination of the Derivative Agreements; Termination Payments
The Counterparty will be an eligible counterparty for so long as its credit ratings are at least equal to the S&P Required Ratings Threshold, the Moody’s Required Ratings Threshold or the Fitch Required Ratings Threshold. However, if the credit ratings of the Counterparty fall below the S&P Approved Ratings Threshold, the Moody’s Approved Ratings Threshold or the Fitch Approved Ratings Threshold and the Counterparty chooses not to procure an eligible guarantee of its payment obligations under the Derivative Agreements or transfer the Derivative Agreements to an eligible replacement counterparty, the Counterparty may be required to pledge cash or other collateral in the form of securities to the supplemental interest trustee with an aggregate value determined in accordance with the Credit Support Annex. Any collateral posted under the Credit Support Annex would be available to the supplemental interest trustee as security in the case that an “event of default” or “additional termination event” occurs under the related ISDA Master Agreement with respect to which the Counterparty is the sole defaulting party or sole affected party, as applicable, and a termination payment is payable from the Counterparty and not paid. If the credit ratings of the Counterparty fall below the S&P Required Ratings Threshold, the Moody’s Required Ratings Threshold or the Fitch Required Ratings Threshold, the Counterparty is obligated to use commercially reasonable efforts to procure an eligible guarantee of its payment obligations under the Derivative Agreements or transfer the Derivative Agreements to an eligible replacement counterparty at no cost to either the supplemental interest trustee or the issuing entity, and the Counterparty may also be obligated to pledge additional collateral. The failure of the Counterparty to make such efforts or to procure an eligible guarantee or replacement as described in the preceding sentence would entitle the supplemental interest trustee to declare an early termination of the Derivative Agreements as more fully described below. If the Derivative Agreements are terminated, Countrywide Home Loans will be required to assist the supplemental interest trustee in procuring replacement derivative agreements with terms that are substantially the same as those of the original Derivative Agreements.

          In the event that a Swap Termination Payment is payable by the Counterparty in connection with the termination of the original swap contract, that termination payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Banc of America Securities LLC and will not be available for distribution on any class of certificates. In the event that the counterparty in respect of a replacement swap contract pays any upfront amount to the supplemental interest trustee in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Counterparty under the original swap contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Counterparty under the original swap contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds on that Distribution Date, and any upfront amount paid by the replacement counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Banc of America Securities LLC. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Counterparty under the original swap contract, or in the event that the original swap contract is terminated and no replacement swap contract can be procured on terms that are substantially the same as those of the original swap contract and a Swap Termination Payment was payable by the Counterparty, that upfront amount or Swap Termination Payment payable by the Counterparty, as the case may be, will be retained by the supplemental interest trustee and distributed on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described under “ — Distributions from the Derivative Account.” Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement counterparty, or of a Swap Termination Payment paid by the Counterparty, will be distributed to Banc of America Securities LLC and will not be available to make distributions in respect of any class of certificates.
In the event that a Corridor Termination Payment is payable by the Counterparty in connection with the termination of the Corridor Contract, that termination payment will be used to pay any upfront amount in connection with the replacement corridor contract, and any remaining portion of that termination payment will be distributed to Banc of America Securities LLC and will not be available for distribution on any class of certificates. In the event that the Corridor Contract is terminated and no replacement corridor contract can be procured on terms that are substantially the same as those of the original corridor contract, any Corridor Termination Payment will be retained by the supplemental interest trustee and distributed on subsequent Distribution Dates up to and including the Corridor Contract Termination Date to cover the amounts described under “ — Distributions from the Derivative Account.” Following the Corridor Contract Termination Date any remainder of a Corridor Termination Payment will be distributed to Banc of America Securities LLC and will not be available to make distributions in respect of any class of certificates.
The Derivative Agreements will be subject to early termination by the supplemental interest trustee if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Counterparty (or any related guarantor, if applicable) include the following:
1. a failure to make a payment due under the Derivative Agreements, if such failure is not remedied on or before the third business day after notice of such failure is received,
2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received, including a failure of the Counterparty, if its credit ratings no longer satisfy each of the S&P Required Ratings Threshold, the Moody’s Required Ratings Threshold and the Fitch Required Ratings Threshold, to use commercially reasonable efforts to procure an eligible guarantee of the Counterparty’s payment obligations under the Derivative Agreements or transfer the Derivative Agreements to an eligible replacement counterparty,
3. if the credit ratings of the Counterparty fall below the S&P Required Ratings Threshold for 10 or more business days, the Moody’s Required Ratings Threshold for 30 or more business days or the Fitch Required Ratings threshold for 30 or more calendar days, a failure to post any collateral required under the Credit Support Annex and certain other events involving the termination or repudiation of the Credit Support Annex prior to the termination of the Derivative Agreements,
4. a breach of certain representations of the Counterparty in the ISDA Master Agreement,

5. the occurrence of (i) a default of the Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Counterparty (after giving effect to any applicable notice requirement or grace period),
6. certain insolvency or bankruptcy events, and
7. a merger by the Counterparty without an assumption of its obligations under the Derivative Agreements and the ISDA Master Agreement.
The Derivative Agreements will be subject to early termination by the Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the supplemental interest trustee, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the supplemental interest trustee include the following:
1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,
2. if the Counterparty has posted collateral under the Credit Support Annex because its credit ratings are below the S&P Approved Ratings Threshold, the Moody’s Approved Ratings Threshold or the Fitch Approved Ratings Threshold, a failure by the supplemental interest trustee to return any collateral as required under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,
3. certain insolvency or bankruptcy events of the supplemental interest trustee or the issuing entity; and
4. a merger by the issuing entity without an assumption of its obligations under the Derivative Agreements and the ISDA Master Agreement.
The Derivative Agreements will also be subject to early termination by either the Counterparty or the supplemental interest trustee if at any time a “termination event” under the related ISDA Master Agreement occurs and is continuing, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:
1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Counterparty) to perform its obligations under the Derivative Agreements or guaranty, as applicable),
2. a tax event (which generally relates to either party receiving a payment under the Derivative Agreements from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and
3. a tax event upon merger (which generally relates to either party receiving a payment under the Derivative Agreements from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).
Finally, the Derivative Agreements will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the related ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:
1. prior to the Swap Contract Termination Date, by the Counterparty, in the event of an amendment to the pooling and servicing agreement that could reasonably be expected to have a material adverse effect on the Counterparty without the prior written consent of the Counterparty where such consent is required under the pooling and servicing agreement,

2. prior to the Swap Contract Termination Date, by the Counterparty, in the event that an Applied Realized Loss Amount is applied to reduce the Class Certificate Balance of any class of Senior Certificates,
3. by the supplemental interest trustee, in the event that the credit ratings of the Counterparty (or any related guarantor) fall below the S&P Approved Ratings Threshold, the Moody’s Approved Ratings Threshold or the Fitch Approved Ratings threshold (but such credit ratings are at least equal to the S&P Required Ratings Threshold, the Moody’s Required Ratings Threshold or the Fitch Required Ratings Threshold, as applicable) and the Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,
4. by the supplemental interest trustee, in the event that the credit ratings of the Counterparty (or any related guarantor) fall below the S&P Required Ratings Threshold for 60 or more calendar days and the Counterparty has failed to either procure an eligible guarantee of the Counterparty’s payment obligations under the Derivative Agreements or transfer the Derivative Agreements to an eligible replacement counterparty,
5. by the supplemental interest trustee, in the event that the credit ratings of the Counterparty (or any related guarantor) fall below the Moody’s Required Ratings Threshold for 30 or more business days and at least one eligible replacement counterparty has made an offer to be a replacement counterparty,
6. by the supplemental interest trustee, in the event that the credit ratings of the Counterparty (or any related guarantor) fall below the Fitch Required Ratings Threshold for 30 or more calendar days and the Counterparty has failed to either procure an eligible guarantee of the Counterparty’s payment obligations under the Derivative Agreements or transfer the Derivative Agreements to an eligible replacement counterparty, and
7. by the supplemental interest trustee, in the event of a failure by the Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Counterparty fails to transfer the Derivative Agreements at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.
The “S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-1” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “A+”. The “S&P Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-2” or, if a short-term unsecured and unsubordinated debt rating from S&P is not available, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.
The “Moody’s Approved Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from

Moody’s of “A1”. The “Moody’s Required Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.
The “Fitch Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from Fitch of “F1” and a long-term unsecured and unsubordinated debt rating from Fitch of “A”, or, if a short-term unsecured and unsubordinated debt rating from Fitch is not available, a long-term unsecured and unsubordinated debt rating from Fitch of “A”. The “Fitch Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from Fitch of “F2” and a long-term unsecured and unsubordinated debt rating from Fitch of “BBB+”, or, if a short-term unsecured and unsubordinated debt rating from Fitch is not available, a long-term unsecured and unsubordinated debt rating from Fitch of “BBB+”.
Information Regarding the Counterparty
The Counterparty is a company limited by shares incorporated under the law of Scotland and the principal operating subsidiary of The Royal Bank of Scotland Group PLC (“RBS Group”), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of the Counterparty are currently rated “A-1+” by S&P, “Prime-1” by Moody’s and “F1+” by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Counterparty are currently rated “AA” by S&P, “Aaa” by Moody’s and “AA+” by Fitch, Inc. Except for the information provided in this paragraph, neither the Counterparty nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this free writing prospectus or the accompanying prospectus.
The significance percentage for each Derivative Agreement is less than 10%. The “significance percentage” for a Derivative Agreement is the percentage that the significance estimate of the Derivative Agreement represents of the aggregate Class Certificate Balance of the certificates that are benefited by such Derivative Agreement. The “significance estimate” of a Derivative Agreement is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Derivative Agreement, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.
The certificates do not represent an obligation of the Counterparty or the supplemental interest trustee. The holders of the certificates are not parties to or beneficiaries under the Derivative Agreements and will not have any right to proceed directly against the Counterparty in respect of its obligations under a Derivative Agreement or against the supplemental interest trustee.
The Derivative Agreements and the ISDA Master Agreements will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.
Applied Realized Loss Amounts
If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the Senior Certificates and Subordinated Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero, if the aggregate Class Certificate Balance of the Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied first, to the Class A-5 Certificates until its Class Certificate Balance is reduced to zero and second, concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”
Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

Annex A
The Mortgage Pool
The following information sets forth certain characteristics of the Mortgage Loans as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date. The sum in any column of the following tables may not equal the indicated value due to rounding.
Current Mortgage Rates(1)

					Weighted		Weighted
					Average		Average
					Remaining	Weighted	Original
	Number of	Aggregate	Percent of	Average	Term to	Average	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Maturity	FICO Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	(Months)	Score	Ratio(%)
3.875	1	$514,700.00	0.06%	514,700.00	358	763	80.00
4.250	2	1,076,000.00	0.12	538,000.00	359	737	80.00
4.375	1	543,008.00	0.06	543,008.00	358	663	73.58
4.500	2	1,030,350.00	0.12	515,175.00	359	735	86.71
4.750	9	5,324,045.97	0.61	591,560.66	359	713	76.80
4.875	3	1,436,083.00	0.16	478,694.33	359	729	79.94
5.000	15	8,055,228.00	0.92	537,015.20	360	739	76.99
5.125	9	4,988,861.00	0.57	554,317.89	359	688	75.89
5.235	1	520,880.00	0.06	520,880.00	360	652	89.99
5.250	9	5,577,344.00	0.64	619,704.89	358	724	70.74
5.260	1	511,000.00	0.06	511,000.00	359	643	88.87
5.375	9	5,545,800.00	0.64	616,200.00	359	699	74.19
5.385	1	476,000.00	0.05	476,000.00	360	652	89.81
5.500	25	16,481,164.35	1.89	659,246.57	359	712	73.58
5.625	19	12,758,479.00	1.46	671,498.89	360	724	72.18
5.745	1	500,000.00	0.06	500,000.00	360	682	84.03
5.750	28	24,168,009.01	2.77	863,143.18	359	731	70.95
5.875	70	51,159,688.03	5.86	730,852.69	359	704	67.98
5.900	1	522,000.00	0.06	522,000.00	480	727	90.00
5.970	1	486,000.00	0.06	486,000.00	360	701	90.00
6.000	67	44,459,023.16	5.09	663,567.51	359	718	72.08
6.125	63	45,995,579.15	5.27	730,088.56	359	705	71.07
6.235	1	625,500.00	0.07	625,500.00	359	640	90.00
6.250	97	68,585,968.97	7.86	707,071.85	359	710	71.75
6.375	98	63,128,052.96	7.23	644,163.81	361	710	73.54
6.465	1	515,050.00	0.06	515,050.00	359	670	85.00

Annex A

					Weighted		Weighted
					Average		Average
					Remaining	Weighted	Original
	Number of	Aggregate	Percent of	Average	Term to	Average	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Maturity	FICO Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	(Months)	Score	Ratio(%)
6.500	137	86,993,390.04	9.97	634,988.25	360	701	72.57
6.515	1	465,000.00	0.05	465,000.00	360	667	89.94
6.545	1	459,000.00	0.05	459,000.00	360	682	90.00
6.625	98	59,651,567.00	6.83	608,689.46	359	709	75.18
6.630	1	427,000.00	0.05	427,000.00	360	640	94.89
6.695	1	573,750.00	0.07	573,750.00	359	625	85.00
6.720	1	508,500.00	0.06	508,500.00	360	708	90.00
6.750	82	49,238,831.44	5.64	600,473.55	359	701	76.21
6.865	1	602,933.00	0.07	602,933.00	360	721	89.99
6.875	127	78,554,561.52	9.00	618,539.85	359	704	75.46
6.885	1	456,000.00	0.05	456,000.00	360	707	95.00
6.990	2	1,517,918.67	0.17	758,959.34	357	682	59.69
7.000	53	35,373,224.59	4.05	667,419.33	361	719	75.71
7.125	34	21,750,049.93	2.49	639,707.35	363	706	76.09
7.185	1	636,750.00	0.07	636,750.00	360	681	90.00
7.250	29	19,071,206.93	2.19	657,627.83	359	703	76.54
7.370	1	472,500.00	0.05	472,500.00	360	714	90.00
7.375	39	23,339,027.90	2.67	598,436.61	360	717	76.29
7.500	36	25,111,880.00	2.88	697,552.22	360	707	74.07
7.625	19	14,550,099.75	1.67	765,794.72	365	705	73.31
7.750	27	17,659,606.89	2.02	654,059.51	359	702	76.39
7.875	27	17,573,011.63	2.01	650,852.28	359	713	75.85
8.000	28	20,082,181.87	2.30	717,220.78	369	704	75.89
8.125	8	4,563,248.00	0.52	570,406.00	359	691	78.60
8.250	16	8,510,950.00	0.98	531,934.38	360	715	74.56
8.500	15	9,830,903.79	1.13	655,393.59	360	704	74.79
8.625	2	1,139,250.00	0.13	569,625.00	359	644	85.94
8.750	5	2,045,042.77	0.23	409,008.55	359	643	82.33

Annex A

					Weighted		Weighted
					Average		Average
					Remaining	Weighted	Original
	Number of	Aggregate	Percent of	Average	Term to	Average	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Maturity	FICO Credit	Value
Current Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding($)	(Months)	Score	Ratio(%)
8.875	4	2,263,200.00	0.26	565,800.00	359	736	80.00
9.000	6	4,356,812.54	0.50	726,135.42	359	731	80.65

Total	1,338	$872,761,212.86	100.00%

(1)	Each lender acquired mortgage insurance Mortgage Loan is shown in the preceding table at the current Mortgage Rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current Mortgage Rate of the Mortgage Loans (as so adjusted) was approximately 6.620% per annum. Without the adjustment, the weighted average current Mortgage Rate of the Mortgage Loans was approximately 6.625% per annum.

Annex A
Current Mortgage Loan Principal Balances(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
Range of Current	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Mortgage Loan	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Principal Balances ($)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
100,000.01 - 150,000.00	2	$218,534.00	0.03%	109,267.00	8.053	353	669	79.99
150,000.01 - 200,000.00	3	527,400.00	0.06	175,800.00	7.544	357	697	78.72
200,000.01 - 250,000.00	3	634,922.77	0.07	211,640.92	7.798	356	645	80.00
250,000.01 - 300,000.00	2	553,263.57	0.06	276,631.79	5.503	341	709	87.56
300,000.01 - 350,000.00	2	661,200.00	0.08	330,600.00	7.254	348	667	87.20
350,000.01 - 400,000.00	1	361,460.00	0.04	361,460.00	5.250	353	726	75.00
400,000.01 - 450,000.00	179	78,189,678.72	8.96	436,813.85	6.525	360	708	77.56
450,000.01 - 500,000.00	312	148,169,488.82	16.98	474,902.21	6.632	360	709	78.13
500,000.01 - 550,000.00	209	109,516,046.27	12.55	524,000.22	6.572	360	705	77.60
550,000.01 - 600,000.00	139	79,956,356.70	9.16	575,225.59	6.674	360	703	77.46
600,000.01 - 650,000.00	134	84,669,682.73	9.70	631,863.30	6.739	360	712	76.50
650,000.01 - 700,000.00	42	28,473,570.83	3.26	677,942.16	6.893	362	699	75.66
700,000.01 - 750,000.00	36	26,282,571.52	3.01	730,071.43	6.695	360	692	74.91
750,000.01 - 1,000,000.00	163	145,674,486.57	16.69	893,708.51	6.756	361	711	70.87
1,000,000.01 - 1,500,000.00	71	87,464,288.91	10.02	1,231,891.39	6.358	359	718	67.09
1,500,000.01 - 2,000,000.00	22	38,290,986.51	4.39	1,740,499.39	6.572	359	702	63.78
2,000,000.01 and Above	18	43,117,274.94	4.94	2,395,404.16	6.514	359	711	63.16

Total	1,338	$872,761,212.86	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $652,288.

Annex A
FICO Credit Scores(1)(2)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Range of FICO Credit Scores	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
659 and Below	189	$116,989,274.66	13.40%	618,990.87	6.718	360	640	73.89
660-679	173	117,935,847.56	13.51	681,710.10	6.700	359	671	72.64
680-699	261	174,318,186.31	19.97	667,885.77	6.547	360	689	74.09
700-719	236	154,104,281.40	17.66	652,984.24	6.686	360	708	74.39
720 and Above	479	309,413,622.93	35.45	645,957.46	6.575	360	758	74.15

Total	1,338	$872,761,212.86	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 708.

(2)	The FICO Credit Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained from one or more credit reporting agencies in connection with the origination of such Mortgage Loans.
Documentation Programs

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Documentation Programs	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
Full/Alternative	162	$104,096,731.33	11.93%	642,572.42	6.436	360	679	74.28
Stated Income/Stated Asset	27	20,600,021.45	2.36	762,963.76	7.353	359	691	68.91
Reduced	1,000	658,369,087.14	75.44	658,369.09	6.638	360	711	74.27
No Income/No Asset	20	9,609,290.23	1.10	480,464.51	6.747	359	719	64.17
No Ratio	100	60,041,383.71	6.88	600,413.84	6.711	360	720	74.11
Preferred	25	16,292,599.00	1.87	651,703.96	6.115	359	748	72.56
Streamlined	4	3,752,100.00	0.43	938,025.00	6.162	360	687	63.71

Total	1,338	$872,761,212.86	100.00%

Annex A
Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
Range of					Average	Remaining	Average	Original
Original	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Loan-to-Value	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Ratios (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
50.00 and Below	29	$31,017,265.63	3.55%	1,069,560.88	6.415	359	713	38.08
50.01 to 55.00	27	22,965,778.15	2.63	850,584.38	6.244	359	722	53.16
55.01 to 60.00	38	34,749,078.79	3.98	914,449.44	6.482	359	711	57.95
60.01 to 65.00	57	54,545,811.37	6.25	956,944.06	6.493	359	706	63.71
65.01 to 70.00	124	108,590,035.32	12.44	875,726.09	6.527	359	704	69.05
70.01 to 75.00	154	107,769,053.41	12.35	699,799.05	6.747	359	703	73.81
75.01 to 80.00	851	484,188,566.83	55.48	568,964.24	6.658	360	710	79.71
80.01 to 85.00	7	3,377,950.00	0.39	482,564.29	6.583	378	651	83.81
85.01 to 90.00	37	19,307,213.41	2.21	521,816.58	6.981	363	700	89.30
90.01 to 95.00	14	6,250,459.95	0.72	446,461.43	6.987	358	689	94.51

Total	1,338	$872,761,212.86	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.94%.

(2)	Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

Annex A
Combined Original Loan-to-Value Ratios(1)(2)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
Range of					Average	Remaining	Average	Original
Combined Original	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Loan-to-Value	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Ratios (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
50.00 and Below	24	$27,899,330.32	3.20%	1,162,472.10	6.400	359	710	37.84
50.01 to 55.00	28	23,488,573.15	2.69	838,877.61	6.259	359	723	51.85
55.01 to 60.00	36	32,249,748.93	3.70	895,826.36	6.515	359	712	57.64
60.01 to 65.00	48	44,877,765.06	5.14	934,953.44	6.358	360	707	63.41
65.01 to 70.00	108	91,625,086.32	10.50	848,380.43	6.464	359	699	68.49
70.01 to 75.00	108	70,089,521.31	8.03	648,977.05	6.686	359	703	72.77
75.01 to 80.00	238	162,874,229.75	18.66	684,345.50	6.580	360	709	78.07
80.01 to 85.00	42	24,997,433.65	2.86	595,176.99	6.427	362	703	78.71
85.01 to 90.00	252	150,471,531.66	17.24	597,109.25	6.722	360	698	79.69
90.01 to 95.00	171	99,154,620.10	11.36	579,851.58	6.835	360	704	80.04
95.01 to 100.00	283	145,033,372.61	16.62	512,485.42	6.749	361	727	79.76

Total	1,338	$872,761,212.86	100.00%

(1)	As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the Mortgage Loans was approximately 81.21%.

(2)	Takes into account any secondary financing on the mortgage loans that may exist at the time of origination.

Annex A
Geographic Distribution of Mortgaged Properties(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Geographic Area	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
California	803	$487,784,531.15	55.89%	607,452.72	6.556	360	711	75.31
Florida	119	84,291,692.07	9.66	708,333.55	6.965	362	703	74.18
New York	47	40,193,485.50	4.61	855,180.54	6.485	361	706	68.94
Washington	36	23,642,505.07	2.71	656,736.25	6.698	359	704	74.54
Arizona	25	18,023,084.93	2.07	720,923.40	6.541	359	709	67.18
New Jersey	23	17,998,907.08	2.06	782,561.18	6.614	359	689	69.83
Other	285	200,827,007.06	23.01	704,656.17	6.679	360	707	72.42

Total	1,338	$872,761,212.86	100.00%

(1)	The Other row in the preceding table includes 28 other states and the District of Columbia with under 2% concentration individually. As of the cut-off date, no more than approximately 0.902% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Loan Purpose	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
Purchase	650	$396,434,621.66	45.42%	609,899.42	6.721	361	716	77.67
Refinance (Rate/term)	341	228,769,084.73	26.21	670,877.08	6.504	360	703	72.55
Refinance (Cash-out)	347	247,557,506.47	28.36	713,422.21	6.584	359	700	69.26

Total	1,338	$872,761,212.86	100.00%

Annex A
Types of Mortgaged Properties

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Property Type	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2 - 4 Family Residence	48	$38,143,839.99	4.37%	794,663.33	6.910	359	722	73.27
Condominium Hotel	1	445,500.00	0.05	445,500.00	6.125	360	750	90.00
Cooperative	1	614,250.00	0.07	614,250.00	6.000	360	741	65.00
High-rise Condominium	81	57,004,394.44	6.53	703,757.96	6.545	361	728	73.57
Low-rise Condominium	113	69,255,077.52	7.94	612,876.79	6.631	359	718	75.37
Planned Unit Development	286	194,112,487.35	22.24	678,714.99	6.542	359	706	73.95
Single Family Residence	808	513,185,663.56	58.80	635,130.77	6.645	360	704	73.83

Total	1,338	$872,761,212.86	100.00%

Occupancy Types(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Occupancy Type	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
Investment Property	153	$103,032,772.12	11.81%	673,416.81	6.952	359	722	71.51
Primary Residence	1,118	710,344,497.96	81.39	635,370.75	6.569	360	706	74.85
Secondary Residence	67	59,383,942.78	6.80	886,327.50	6.734	360	714	67.30

Total	1,338	$872,761,212.86	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Annex A
Remaining Terms to Maturity(1)

							Weighted
					Weighted		Average
					Average	Weighted	Original
	Number of	Aggregate	Percent of	Average	Current	Average	Loan-to-
Remaining Term	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	FICO Credit	Value
to Maturity (Months)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	Score	Ratio(%)
480	6	$3,417,650.00	0.39%	569,608.33	7.061	713	81.89
479	1	960,000.00	0.11	960,000.00	8.000	695	80.00
478	1	890,400.00	0.10	890,400.00	7.125	728	80.00
360	810	520,903,095.63	59.68	643,090.24	6.646	710	73.94
359	333	214,263,013.41	24.55	643,432.47	6.622	708	74.36
358	112	78,266,057.45	8.97	698,804.08	6.410	704	73.60
357	33	24,003,152.23	2.75	727,368.25	6.837	703	70.68
356	19	13,957,139.94	1.60	734,586.31	6.627	700	73.88
355	12	9,619,134.31	1.10	801,594.53	6.278	714	67.87
354	3	1,321,700.00	0.15	440,566.67	7.638	703	76.25
353	3	1,435,106.32	0.16	478,368.77	6.546	699	78.74
352	1	274,376.00	0.03	274,376.00	5.125	656	80.00
351	1	2,400,000.00	0.27	2,400,000.00	7.125	679	80.00
350	1	427,500.00	0.05	427,500.00	6.875	759	79.91
337	1	344,000.00	0.04	344,000.00	5.875	675	80.00
330	1	278,887.57	0.03	278,887.57	5.875	762	95.00

Total	1,338	$872,761,212.86	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 360 months.
Loan Programs

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Loan Program	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
One-Year LIBOR	1,273	$833,610,136.03	95.51%	654,839.07	6.608	360	708	73.89
Six-Month LIBOR	61	35,564,660.03	4.07	583,027.21	7.017	358	706	75.14
One-Year CMT	4	3,586,416.80	0.41	896,604.20	6.720	376	679	73.02

Total	1,338	$872,761,212.86	100.00%

Annex A
Gross Margins(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Gross Margin (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2.250	1,293	$848,024,084.68	97.17%	655,857.76	6.620	360	709	73.77
2.500	2	1,028,935.31	0.12	514,467.66	6.277	359	728	65.03
2.625	2	1,073,750.00	0.12	536,875.00	6.409	359	652	84.55
2.750	22	13,188,291.52	1.51	599,467.80	6.641	358	676	76.18
2.875	6	3,169,433.00	0.36	528,238.83	6.641	359	676	89.79
3.000	2	674,980.00	0.08	337,490.00	7.963	359	703	87.00
3.125	2	1,063,750.00	0.12	531,875.00	7.624	360	665	91.96
3.250	4	2,075,145.58	0.24	518,786.40	7.082	359	709	80.73
3.500	3	2,067,000.00	0.24	689,000.00	6.893	388	734	81.22
4.250	1	191,200.00	0.02	191,200.00	8.750	357	657	80.00
5.000	1	204,642.77	0.02	204,642.77	8.750	356	636	80.00

Total	1,338	$872,761,212.86	100.00%

(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 2.269%.
Initial Rate Adjustment Dates

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Initial Rate Adjustment Date	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
October 1, 2009	1	$274,376.00	0.03%	274,376.00	5.125	352	656	80.00
November 1, 2009	1	361,460.00	0.04	361,460.00	5.250	353	726	75.00
December 1, 2009	1	278,887.57	0.03	278,887.57	5.875	330	762	95.00
January 1, 2010	1	509,825.13	0.06	509,825.13	6.625	355	668	73.90
February 1, 2010	4	4,256,350.00	0.49	1,064,087.50	5.984	356	713	74.43
March 1, 2010	2	2,571,000.00	0.29	1,285,500.00	6.764	357	727	60.59
April 1, 2010	12	6,699,821.24	0.77	558,318.44	6.022	358	718	72.99
May 1, 2010	24	16,070,090.13	1.84	669,587.09	6.121	359	713	70.88
June 1, 2010	35	23,278,953.62	2.67	665,112.96	6.484	363	705	69.47

Annex A

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Initial Rate Adjustment Date	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
July 1, 2010	2	1,090,250.00	0.12	545,125.00	5.875	353	665	76.58
August 1, 2011	1	427,500.00	0.05	427,500.00	6.875	350	759	79.91
November 1, 2011	2	1,073,646.32	0.12	536,823.16	6.982	353	691	80.00
December 1, 2011	3	1,321,700.00	0.15	440,566.67	7.638	354	703	76.25
January 1, 2012	3	2,633,000.00	0.30	877,666.67	6.651	355	695	73.63
February 1, 2012	12	8,108,378.56	0.93	675,698.21	6.964	356	693	73.55
March 1, 2012	23	17,402,476.08	1.99	756,629.39	6.864	357	704	70.85
April 1, 2012	86	58,339,686.73	6.68	678,368.45	6.504	360	704	75.07
May 1, 2012	236	150,920,873.21	17.29	639,495.23	6.639	360	705	74.46
June 1, 2012	305	197,618,775.01	22.64	647,930.41	6.548	361	707	73.79
July 1, 2012	105	66,852,374.00	7.66	636,689.28	6.732	361	718	76.01
September 1, 2013	1	2,400,000.00	0.27	2,400,000.00	7.125	351	679	80.00
January 1, 2014	8	6,476,309.18	0.74	809,538.65	6.099	355	725	65.05
February 1, 2014	2	1,112,411.38	0.13	556,205.69	6.523	356	706	71.50
March 1, 2014	5	2,476,678.46	0.28	495,335.69	6.832	357	702	76.52
April 1, 2014	13	12,796,199.48	1.47	984,323.04	6.230	358	695	67.33
May 1, 2014	39	24,217,146.97	2.77	620,952.49	6.668	359	707	76.83
June 1, 2014	98	72,767,070.00	8.34	742,521.12	6.678	360	704	73.10
July 1, 2014	3	1,950,500.00	0.22	650,166.67	7.211	360	743	82.88
February 1, 2017	1	480,000.00	0.05	480,000.00	6.875	356	0	80.00
March 1, 2017	3	1,552,997.69	0.18	517,665.90	6.668	357	659	76.21
April 1, 2017	2	1,320,750.00	0.15	660,375.00	6.453	358	719	76.87
May 1, 2017	35	24,014,903.10	2.75	686,140.09	6.860	359	721	73.79
June 1, 2017	255	152,580,333.00	17.48	598,354.25	6.733	360	712	74.22
July 1, 2017	14	8,526,490.00	0.98	609,035.00	6.959	360	718	76.59

Total	1,338	$872,761,212.86	100.00%

Annex A
Months to Initial Rate Adjustment Date

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
Range of Number of Months	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
to Initial Rate	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Adjustment Date	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
0-60	754	$493,237,049.60	56.51%	654,160.54	6.562	360	706	73.71
61 - 79	114	75,728,683.18	8.68	664,286.69	6.690	360	717	75.20
80 - 84	157	113,369,506.29	12.99	722,098.77	6.627	359	704	73.30
85 - 120	299	181,899,483.79	20.84	608,359.48	6.753	360	713	74.31
121 and Above	14	8,526,490.00	0.98	609,035.00	6.959	360	718	76.59

Total	1,338	$872,761,212.86	100.00%

Initial Periodic Rate Caps

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Initial Periodic Rate Cap (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2.000	82	$55,767,849.98	6.39%	680,095.73	6.280	360	709	70.64
5.000	1,206	786,214,117.95	90.08	651,918.84	6.633	360	708	74.13
6.000	50	30,779,244.93	3.53	615,584.90	7.046	358	705	75.05

Total	1,338	$872,761,212.86	100.00%

Annex A
Subsequent Periodic Rate Caps

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Subsequent Periodic	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Rate Cap (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
1.000	13	$5,976,615.10	0.68%	459,739.62	7.048	357	712	75.17
2.000	1,325	866,784,597.76	99.32	654,177.05	6.622	360	708	73.93

Total	1,338	$872,761,212.86	100.00%

Maximum Mortgage Rates(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Maximum Mortgage	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Rate (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
8.875	1	$514,700.00	0.06%	514,700.00	3.875	358	763	80.00
9.375	1	543,008.00	0.06	543,008.00	4.375	358	663	73.58
9.750	6	3,669,360.00	0.42	611,560.00	4.750	360	718	77.13
9.875	2	980,083.00	0.11	490,041.50	4.875	360	723	79.91
10.000	14	7,466,693.00	0.86	533,335.21	4.986	360	736	77.72
10.125	8	4,726,189.00	0.54	590,773.63	5.111	360	697	75.66
10.250	9	5,864,644.00	0.67	651,627.11	5.067	359	728	71.50
10.375	7	4,198,800.00	0.48	599,828.57	5.375	359	697	75.14
10.500	22	13,782,696.35	1.58	626,486.20	5.425	359	712	75.36
10.625	17	11,364,109.00	1.30	668,477.00	5.625	360	715	74.72
10.750	27	19,899,775.98	2.28	737,028.74	5.688	359	744	73.83
10.875	61	45,187,579.72	5.18	740,780.00	5.865	359	706	67.50
11.000	63	41,662,076.04	4.77	661,302.79	5.988	359	716	72.30
11.125	59	43,328,148.53	4.96	734,375.40	6.107	359	705	71.04
11.250	91	65,158,418.97	7.47	716,026.58	6.238	359	710	71.89
11.375	95	61,161,915.83	7.01	643,809.64	6.353	361	710	73.90
11.500	135	85,216,691.53	9.76	631,234.75	6.456	360	701	72.85
11.625	93	56,939,908.72	6.52	612,257.08	6.591	359	711	75.09
11.750	78	51,201,439.44	5.87	656,428.71	6.633	359	697	75.23
11.875	135	80,888,757.51	9.27	599,175.98	6.783	359	700	75.99

Annex A

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Maximum Mortgage	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Rate (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
11.990	2	1,517,918.67	0.17	758,959.34	6.990	357	682	59.69
12.000	56	36,503,521.71	4.18	651,848.60	6.910	361	720	74.95
12.125	40	25,198,756.55	2.89	629,968.91	6.988	363	705	75.72
12.250	33	20,109,406.93	2.30	609,375.97	7.040	359	711	76.91
12.375	42	25,746,598.03	2.95	613,014.24	7.269	360	718	74.78
12.500	44	31,128,546.51	3.57	707,466.97	7.291	361	709	72.99
12.625	25	17,829,508.03	2.04	713,180.32	7.330	363	707	74.61
12.750	32	19,480,998.89	2.23	608,781.22	7.542	359	710	75.58
12.875	33	23,769,993.95	2.72	720,302.85	7.572	359	710	74.92
13.000	30	22,199,376.64	2.54	739,979.22	7.903	368	708	76.23
13.125	6	3,578,048.00	0.41	596,341.33	8.125	359	691	78.21
13.250	21	12,084,500.00	1.38	575,452.38	7.910	359	699	73.55
13.375	3	1,388,500.00	0.16	462,833.33	7.375	360	671	84.35
13.500	13	7,899,350.00	0.91	607,642.31	8.437	360	710	75.66
13.625	6	3,568,250.00	0.41	594,708.33	7.944	359	660	73.35
13.750	6	3,875,700.00	0.44	645,950.00	8.176	359	662	76.65
13.875	3	1,642,480.00	0.19	547,493.33	7.875	359	780	76.45
14.000	6	3,872,117.77	0.44	645,352.96	8.867	359	727	81.52
14.125	2	985,200.00	0.11	492,600.00	8.125	360	691	80.00
14.250	1	540,000.00	0.06	540,000.00	8.250	359	703	80.00
14.500	3	2,428,403.79	0.28	809,467.93	8.500	359	692	76.09
14.750	2	395,842.77	0.05	197,921.39	8.750	356	646	80.00
14.875	4	2,263,200.00	0.26	565,800.00	8.875	359	736	80.00
15.000	1	1,000,000.00	0.11	1,000,000.00	9.000	360	717	76.92

Total	1,338	$872,761,212.86	100.00%

(1)	As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.723% per annum.

Annex A
Minimum Mortgage Rates(1)

						Weighted		Weighted
					Weighted	Average	Weighted	Average
					Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Average	Current	Term to	FICO	Loan-to-
Minimum Mortgage	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Maturity	Credit	Value
Rate (%)	Loans	Outstanding	Loans	Outstanding($)	Rate(%)	(Months)	Score	Ratio(%)
2.250	1,283	$839,422,134.93	96.18%	654,265.11	6.609	360	709	73.76
2.375	1	473,250.00	0.05	473,250.00	7.375	360	773	89.82
2.500	3	3,653,935.31	0.42	1,217,978.44	7.156	359	754	68.60
2.625	3	1,969,749.75	0.23	656,583.25	6.962	359	679	82.48
2.750	12	7,473,840.32	0.86	622,820.03	6.720	358	666	77.69
2.875	6	3,169,433.00	0.36	528,238.83	6.641	359	676	89.79
3.000	3	1,861,480.00	0.21	620,493.33	7.986	359	706	76.16
3.125	2	1,063,750.00	0.12	531,875.00	7.624	360	665	91.96
3.250	4	2,075,145.58	0.24	518,786.40	7.082	359	709	80.73
3.500	3	2,067,000.00	0.24	689,000.00	6.893	388	734	81.22
3.625	1	688,000.00	0.08	688,000.00	8.625	359	625	80.00
4.000	2	1,200,000.00	0.14	600,000.00	9.000	359	667	84.95
4.250	1	191,200.00	0.02	191,200.00	8.750	357	657	80.00
5.000	1	204,642.77	0.02	204,642.77	8.750	356	636	80.00
5.875	4	1,991,534.31	0.23	497,883.58	5.875	358	639	80.00
6.250	2	1,006,000.00	0.12	503,000.00	6.250	359	704	75.57
6.375	1	488,000.00	0.06	488,000.00	6.375	356	728	80.00
6.500	1	423,200.00	0.05	423,200.00	6.500	358	680	80.00
6.625	1	532,000.00	0.06	532,000.00	6.625	358	720	80.00
6.875	2	1,062,617.74	0.12	531,308.87	6.875	357	672	75.72
6.990	1	1,070,049.15	0.12	1,070,049.15	6.990	357	673	51.19
8.500	1	674,250.00	0.08	674,250.00	8.500	357	715	75.00

Total	1,338	$872,761,212.86	100.00%

(1)	As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 2.307% per annum.

Annex A
Interest-Only Periods at Origination

						Weighted		Weighted
					Weighted	Average	Weighted	Average
				Average	Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Principal Balance	Current	Term to	FICO	Loan-to-
Interest-Only	Mortgage	Principal Balance	Mortgage	Outstanding	Mortgage	Maturity	Credit	Value
Period (Months)	Loans	Outstanding	Loans	($)	Rate(%)	(Months)	Score	Ratio(%)
0	78	$53,498,091.66	6.13%	685,872.97	6.683	363	703	69.67
36	5	3,630,000.00	0.42	726,000.00	6.491	357	728	66.33
60	88	49,842,492.82	5.71	566,391.96	6.435	358	705	76.66
84	16	10,605,762.42	1.22	662,860.15	6.667	359	698	72.43
120	1,151	755,184,865.96	86.53	656,111.96	6.634	360	709	74.12

Total	1,338	$872,761,212.86	100.00%

Prepayment Charge Periods at Origination

						Weighted		Weighted
					Weighted	Average	Weighted	Average
				Average	Average	Remaining	Average	Original
	Number of	Aggregate	Percent of	Principal Balance	Current	Term to	FICO	Loan-to-
Prepayment Charge	Mortgage	Principal Balance	Mortgage	Outstanding	Mortgage	Maturity	Credit	Value
Period (Months)	Loans	Outstanding	Loans	($)	Rate(%)	(Months)	Score	Ratio(%)
0	654	$441,861,805.70	50.63%	675,629.67	6.650	360	710	73.10
6	2	393,680.00	0.05	196,840.00	8.300	357	668	80.00
12	328	210,278,612.37	24.09	641,093.33	6.479	360	709	75.10
24	5	804,976.77	0.09	160,995.35	7.863	355	657	78.08
30	1	182,200.00	0.02	182,200.00	6.000	357	723	84.74
36	242	146,927,440.26	16.83	607,138.18	6.712	360	706	74.93
60	106	72,312,497.76	8.29	682,193.38	6.700	359	702	73.57

Total	1,338	$872,761,212.86	100.00%